Exhibit 10.3

REDEMPTION AGREEMENT

Redemption Agreement effective as of September 25, 2023 (this “Agreement”) by and between the undersigned sellers (each, a “Seller”, and, collectively, the “Sellers”) and GlassBridge Enterprises, Inc., a Delaware corporation (the “Company”).

WHEREAS, each Seller is the owner of the number of shares of Common Stock, par value $0.01(the “Shares”), of the Company set forth opposite his or its name on Exhibit A; and

WHEREAS, the Company desires to purchase the Shares from the Sellers and the Sellers desire to sell the Shares to the Company;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, each Seller hereby sells, assigns, transfers and delivers to the Company, and the Company hereby purchases from each Seller, the Shares for and in consideration of the Purchase Price (as defined below). The purchase and sale of the Shares and the consummation of the transactions contemplated under this Agreement (collectively, the “Closing”) shall take place on the date hereof concurrently with the execution of this Agreement.

2. Purchase Price and Payment. The purchase price (the “Purchase Price”) to be paid by the Company for the Shares shall equal One Million Two Hundred Fifty Thousand Dollars ($1,250,000) for all of the Shares, for an aggregate amount payable to each Seller as set forth on Exhibit A.

3. Closing Deliveries.

(a) Seller Deliveries. At the Closing, each Seller will deliver to the Company (i) this Agreement, duly executed by such Seller; (ii) the Shares owned by each Seller, by electronic delivery to an account designated by the Company; and (iii) such other documents as the Company shall reasonably request.

(b) Company Deliveries. At the Closing, the Company will deliver to each Seller (i) this Agreement, duly signed by the Company; (ii) the Purchase Price payable to each such Seller, by wire transfer of immediately available funds in U.S. Dollars, to an account designated by such Seller; and (iii) such other documents as the Sellers shall reasonably request.

4. Representations and Warranties, Acknowledgments and Waivers of the Sellers.

(a) Representations and Warranties. Each Seller, jointly and severally, hereby represents and warrants to the Company that the following statements are true and correct as of the date hereof:

(i) Such Seller is the sole lawful beneficial owner of, and has good and marketable title to, the number of Shares set forth opposite his or its name on Exhibit A, free and clear of all pledges, liens, security interests, encumbrances, claims and other charges of any kind or nature whatsoever (other than restrictions on transfer under applicable federal and state securities laws). Such Seller has not offered to any other person or entity any right to purchase or acquire any such Shares or any interest therein. The execution and delivery of this Agreement by such Seller and the Company will be effective to transfer to the Company good and valid title to such Seller’s shares, free and clear of any pledge, lien, security interest, encumbrance, claim or other charge of any kind or nature whatsoever (other than restrictions on transfer under applicable federal and state securities laws).

(ii) Such Seller has all requisite power and authority to execute and deliver this Agreement and perform all of his or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by or on behalf of such Seller and, assuming the due execution and delivery of this Agreement by the Company, constitutes the valid and legally binding obligations of such Seller enforceable against him or it in accordance with its terms, except to the extent that enforceability may be limited by the (a) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (b) applicable equitable principles (whether considered in a proceeding at law or in equity).

(iii) The execution and delivery of this Agreement by such Seller and the consummation of the transactions contemplated hereby do not and will not (whether with or without the giving of notice or the passage of time, or both) (A) violate, conflict with, result in the breach or termination of any material agreement, covenant, understanding or other instrument or obligation to which such Seller is a party or by which such Seller or any of his or its properties or assets are bound or affected; or (B) violate any law order, writ, injunction, judgment or decree of any court, administrative agency or governmental body binding upon such Seller.

(iv) No consent, approval or authorization of any person or entity on the part of such Seller is required in connection with execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. No declaration or filing with any governmental authority or other person or entity on the part of such Seller is required in connection with execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, other than customary filings under the Securities Exchange Act of 1934, as amended, which the Sellers covenant and agree to file in a timely manner.

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(v) Such Seller has entered into this Agreement and agrees to consummate the transactions contemplated hereby notwithstanding that he or it is aware that there may exist a disparity in views and information between such Seller and the Company and its affiliates, including without limitation with respect to current and/or future valuations, business plans, operations, transactions and/or cash flows of the Company and its subsidiaries. Such Seller confirms and acknowledges that the existence of such a disparity in information is not material to his or its determination to enter into this Agreement and to consummate the transactions contemplated hereby.

(vi) Such Seller (A) is a highly experienced, sophisticated and knowledgeable investor with respect to the Shares, (B) has independently and without reliance upon the Company or any of its affiliates or representative and based on such information as such Seller has deemed appropriate in his or its independent judgment made his or its own analysis and decision to enter into this Agreement and to consummate the transactions contemplated hereby, (C) understands the disadvantages to which he or it may be subject on account of the disparity of information between such Seller and the Company and its affiliates, (D) is able to make determinations with respect matters related to the valuation and sale or surrender of the Shares based upon such Seller’s own analysis as informed by the sophisticated advice and abilities of his or its advisers, and (E) is not relying on any representations or warranties by the Company or its affiliates or representative other than those representations expressly set forth in Section 5.

(vii) To the actual knowledge of Seller, no event has occurred or circumstance exists that is reasonably likely to give rise to the commencement of any Third Party Claims described in the foregoing sentence.

(b) Acknowledgements. Each Seller hereby acknowledges and agrees that (i) such Seller is solely responsible for obtaining such legal advice, including tax advice, as such Seller considers necessary and appropriate in connection with the execution and delivery of this Agreement and consummation of the transactions contemplated hereby; and (ii) that the Company is relying on the representations and warranties of such Seller set forth in Section 4(a) and would not enter into this Agreement or consummate the transactions contemplated hereby without such representations and warranties, including in particular the representations and warranties set forth in Sections 4(a)(v) and (vi).

(c) Waiver. Each Seller, for himself or itself and, as applicable, his heirs, representatives and assigns, hereby (i) fully and irrevocably waives any and all rights, remedies and claims such Seller would or could have, or may hereafter have, against the Company and/or any of its affiliates or subsidiaries or any of their respective officers, directors, members, partners, agents, employees or advisors (the “Company Parties”) arising out of or relating to the existence, materiality or substance of any disparity in information about the Company and/or any of its affiliates or subsidiaries, on the one hand, and such Seller, on the other; and (ii) forever releases, discharges and dismisses any and all claims, rights, causes of action, suits, obligations, debts, demands, arrangements, promises, liabilities, controversies, costs, expenses, fees or damages of any kind, whether known or unknown, accrued or not accrued, foreseen or unforeseen or matured or not matured (collectively, “Claims”), that such Seller ever had, now has, can have, or shall or may hereafter have (including, but not limited to, any and all claims alleging violations of U.S. federal or state securities laws, breach of fiduciary duty, negligence or otherwise), whether directly, derivatively, representatively or in any other capacity, against the Company Parties that, directly or indirectly, are based upon, arise from or in any way relate to the existence, materiality or substance of any disparity in information about the Company and/or any of its affiliates or subsidiaries as between the Company Parties and such Seller, in each case except for common law fraud with respect to the Company’s representations and warranties expressly set forth in Section 5.

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5. Representations and Warranties of the Company. The Company hereby represents and warrants to each Seller that the following statements are true and correct as of the date hereof:

(a) Power and Authority; Due Execution; Binding Obligation. The Company has all requisite power and authority to execute and deliver this Agreement and perform all of its obligations thereunder and to consummate the transactions contemplated thereby. This Agreement has been duly executed by or on behalf of the Company and, assuming the due execution and delivery of this Agreement by each Seller, constitutes the valid and legally binding obligations of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by the (a) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (b) applicable equitable principles (whether considered in a proceeding at law or in equity).

(b) No Contravention. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and will not (whether with or without the giving of notice or the passage of time, or both) (i) violate, conflict with, result in the breach or termination of any material agreement, covenant, understanding or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets are bound or affected; or (ii) violate any law order, writ, injunction, judgment or decree of any court, administrative agency or governmental body binding upon the Company.

(c) No Consent. No consent, approval or authorization of or declaration or filing with any governmental authority or other person or entity on the part of the Company is required in connection with execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, other than customary filings under the Securities Exchange Act of 1934, as amended.

(d) Solvency. The Company has adequate assets to pay the Purchase Price. Immediately after giving effect to the transactions contemplated by this Agreement, the Company shall be solvent and shall: (i) be able to pay its debts as they become due; (ii) own property that has a present fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (iii) not have an unreasonably small amount of capital to carry on its business. In connection with the transactions contemplated by this Agreement, the Company has not incurred, and has no current plans to incur, debts beyond its ability to pay as they become absolute and matured.

(e) No Third Party Claims. Except for the litigation involving Cypress Holdings, III, L.P, there are presently no Claims asserted, of which the Company has received notice, by one or more third parties (“Third Party Claims”) that are pending, or to the Company’s actual knowledge, threatened against, a Company Releasing Party for which they may have Claims against a Seller Released Party.

(f) Acknowledgements. Notwithstanding anything to the contrary in this Agreement, the Company acknowledges that no Seller makes any representation or warranty in any provision of this Agreement or otherwise, other than those representations and warranties expressly set forth in Section 4, and the Company has not relied on any information provided by any Seller or any of his or its affiliates or their respective representatives in connection with entry into this Agreement or the purchase of the Shares, other than as otherwise expressly set forth in Section 4 hereto.

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6. Survival of Representations and Warranties. All representations and warranties of each Seller and the Company shall survive the execution and delivery of this Agreement and the Closing.

7. Release.

(a) Release by Sellers. Effective as of the Closing, each undersigned Seller, on behalf of himself or itself and, as applicable, his heirs and assigns (each, a “Seller Releasing Party”), does hereby expressly remise, release and forever discharge the Company and each of its affiliates and subsidiaries and each of the direct and indirect equity owners, officers, directors, employees, agents and control persons of each of the foregoing entities (each, a “Company Released Party”) from any and all claims, rights, causes of action, suits, obligations, debts, demands, arrangements, promises, liabilities, controversies, costs, expenses, fees or damages of any kind, whether known or unknown, accrued or not accrued, foreseen or unforeseen or matured or not matured (collectively, “Claims”) (including for breach of fiduciary duty or usurpation of corporate opportunity) any Seller Releasing Party ever had, now has or hereafter may have against any Company Released Party upon or by reason of any matter, cause or thing whatsoever from the beginning of the world through the date hereof including with respect to a pending litigation in which Cypress Holdings, III, L.P. is the plaintiff and the Company and the Sellers are co-defendants, other than any rights and obligations of such Seller under this Agreement.

(b) Release by Company. Effective as of the Closing, the Company on behalf of itself and, as applicable, its assigns (each, a “Company Releasing Party”), does hereby expressly remise, release and forever discharge each Seller and each of his or its affiliates and subsidiaries and each of the direct and indirect equity owners, officers, directors, employees, agents and control persons of each of the foregoing entities (each, a “Seller Released Party”) from any and all Claims any Company Releasing Party ever had, now has or hereafter may have against any Seller Released Party upon or by reason of any matter, cause or thing whatsoever from the beginning of the world through the date hereof in all such cases to the extent arising from or relating to Seller being a stockholder or authorized representative (including as a finder) of the Company acting within the scope of authority granted by the Company, including with respect to a pending litigation in which Cypress Holdings, III, L.P. is the plaintiff and the Company and the Sellers are co-defendants, but other than any rights and obligations of the Company under this Agreement. Notwithstanding the foregoing, the aforesaid release does not encompass any Claims asserted by one or more third parties against a Company Releasing Party for which they may have Claims against a Seller Released Party, other than Claims in the pending litigation involving Cypress Holdings, III, L.P. and other than Claims by stockholders of the Company with regard to the Company’s purchase of the Shares hereunder.

(c) Indemnification.

(i) Company agrees to defend, indemnify and hold each Seller Released Party harmless from and against any and all damages which are sustained or suffered by any Seller Released Party arising from or related to any liability (contingent or otherwise) which arise out of or relating to (i) any breach by the Company of any warranty or representation made by the Company herein, (ii) any failure by the Company to satisfy any of the Company’s obligations, covenants or agreements set forth in this Agreement, (iii) the Company’s purchase of the Shares hereunder, and (iv) any actions, claims, suits, demands, damages, losses, costs and legal and other expenses (including without limitation reasonable attorneys’ fees) incident to any of the foregoing.

(ii) The Sellers, jointly and severally, agree to defend, indemnify and hold Company Released Parties harmless from and against any and all damages which are sustained or suffered by any Company Released Party arising from or related to any liability (contingent or otherwise) which arise out of or relating to (i) any breach by a Seller of any warranty or representation made by such Seller herein, (ii) any failure by a Seller to satisfy any of such Seller’s obligations, covenants or agreements set forth in this Agreement, and (iii) any actions, claims, suits, demands, damages, losses, costs and legal and other expenses (including without limitation reasonable attorneys’ fees) incident to any of the foregoing.

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8. Confidentiality. Each Seller agrees that, notwithstanding the consummation of the transactions contemplated hereby, such Seller shall hold, and shall cause his or its affiliates to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, any reports, financial statements, budgets or other information acquired by such Seller from the Company or its affiliates (“Confidential Information”) at any time prior to the date hereof, except to the extent that such Confidential Information has been or has become generally available to the public other than as a result of disclosure by any Seller or its affiliate; provided, however, such Seller shall use, and shall cause his or its affiliates to use, commercially reasonable efforts to give the Company prior notice of any disclosure compelled by judicial or administrative process or by other requirements of law in sufficient time to enable the Company to protect any such information. Notwithstanding the foregoing, nothing contained in this Section 8 shall preclude the disclosure of Confidential Information, on the condition that he remain confidential, to such Seller’s auditors, attorneys, and other professional advisors in connection with the performance of their duties; provided that such Seller has informed the person to whom such disclosure is made of the confidential nature of the information being disclosed and the obligation to keep such information confidential and such person has agreed to maintain such confidentiality.

9. Assignment; Successors and Assigns. No Seller, on the one hand, or the Company, on the other hand, may assign any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. The terms of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their personal representatives, administrators, executors, heirs, successors and permitted assigns.

10. Resolution of Disputes. Any controversy or claim arising out of or relating to this Agreement, or the negotiation or breach thereof, shall be brought in the state or federal courts sitting in New York County, and the parties hereby waive any claim or defense that such forum in inconvenient or otherwise improper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any matter authorized by New York law. In the event that any action, suit or other proceeding is brought to enforce the terms of this Agreement, the prevailing party shall be entitled to recover from the other party or parties reasonable attorneys’ fees and disbursements.

11. Further Assurances. Each Seller, on the one hand, and the Company, on the other hand, agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of and effectuating the transactions contemplated by this Agreement.

12. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

13. Entire Agreement; Severability; Amendments; Execution in Counterparts. This Agreement contains, and is intended as, a complete and exclusive statement of all the terms of the agreement among the parties with respect to its subject matter hereof and supersedes any and all prior agreements, arrangements and understandings between the parties with respect to the matters provided for herein. If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect; and any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing, and signed by the parties hereto or a duly authorized representative thereof. This Agreement may be executed in one or more counterparts and in DocuSign, by pdf or other electronic format, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the day and year first above written.

The Company:

GLASSBRIDGE ENTERPRISES, INC.

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	Chief Executive Officer

Signature Page to Redemption Agreement

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IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the day and year first above written.

Sellers:

CLINTON SPECIAL OPPORTUNITY FUND

By:	/s/ George Hall
Name:	George Hall
Title:	Manager

GEH Capital (held At Equiniti)

By:	/s/ George Hall
Name:	George Hall
Title:	Manager

GEH CAPITAL (held at Deutsch Bank)

By:	/s/ George Hall
Name:	George Hall
Title:	Manager

CLINTON GROUP INC. (held at Deutsch Bank)

By:	/s/ George Hall
Name:	George Hall
Title:	CEO

Signature Page to Redemption Agreement

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Exhibit A

Sellers

Name and Address	Number of Shares	Purchase Price
Clinton Special Opportunity Fund (held at Equiniti)	1,063	$175,343
GEH Capital (held at Equiniti)	6,250	$1,030,945
GEH Capital (held at Deutsch Bank)	232	$38,269
Clinton Group Inc. (held at Deutsch Bank)	33	$5,443
Total	7,578	$1,250,000

Exhibit A